EXHIBIT 2

Bogotá D.C., July 27, 2006

Republic of Colombia

Ministry of Finance and Public Credit

Carrera. 7A, No. 6-45, Piso 8

Bogotá D.C., Colombia

Ladies and Gentlemen:

In my capacity as Head of the Legal Affairs Group of the General Directorate of Public Credit and the National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia (the “Republic”), and in connection with the Republic’s offering, pursuant to its registration statement under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), filed by the Republic with the United States Securities and Exchange Commission (the “Commission”) on October 1, 2003 (Registration Statement No. 333-109215), as amended (the “Registration Statement”), of U.S.$1,000,000,000 aggregate principal amount of the Republic’s 7.375% Notes due 2017 (the “Securities”), I have reviewed the following documents:

(i) the Registration Statement and the related Prospectus dated October 1, 2003 included in the Registration Statement, as supplemented by the Prospectus Supplement dated July 21, 2006 relating to the Securities, as first filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act;

(ii) an executed copy of the Fiscal Agency Agreement dated as of September 28, 1994, as amended by Amendment No. 1 thereto dated as of January 21, 2004 (as amended, the “Fiscal Agency Agreement”), between the Republic and JPMorgan Chase Bank, N.A.;

(iii) the global Securities dated July 27, 2006 in the aggregate principal amount of U.S.$1,000,000,000, executed by the Republic;

(iv) an executed copy of the Authorization Certificate dated July 27, 2006 pursuant to which the terms of the Securities were established;

(v) all relevant provisions of the Constitution of the Republic and the following acts, laws and decrees of the Republic, under which the issuance of the Securities has been authorized:

(a) Law 80 of October 28, 1993 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(b) Law 533 of November 11, 1999 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(c) Law 185 of January 27, 1995 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(d) Law 781 of December 20, 2002 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-109215 and incorporated herein by reference); and

(e) Decree No. 2681 of December 29, 1993 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference); and

(vi) the following additional acts of the Republic under which the issuance of the Securities has been authorized:

(a) Resolution No. 2577 of July 11, 2006 of the Ministry of Finance and Public Credit (a translation of which is attached as Exhibit A hereto);

(b) Resolution No. 2649 of July 21, 2006 of the Ministry of Finance and Public Credit (a translation of which is attached as Exhibit B hereto);

(c) Act of the Comisión Interparlamentaria de Crédito Público adopted at its meeting held on June 1, 2006 (a translation of which is attached as Exhibit C hereto);

(d) External Resolution No. 6 dated June 6, 2006 of the Board of Directors of the Central Bank of Colombia (a translation of which is attached as Exhibit D hereto); and

(e) CONPES 3423 MINHACIENDA DNP: SC dated June 1, 2006 (a translation of which is attached as Exhibit E hereto).

It is my opinion that under and with respect to the present laws of the Republic, the Securities have been duly authorized, executed and delivered by the Republic and, assuming due authentication thereof pursuant to the Fiscal Agency Agreement, constitute valid and legally binding obligations of the Republic.

I hereby consent to the filing of this opinion as an exhibit to the Republic’s Amendment No. 1 to its Annual Report on Form 18-K for its Fiscal Year ended December 31, 2005 and to the use of the name of the Head of the Legal Affairs Group of the General

Directorate of Public Credit of the Ministry of Finance and Public Credit of the Republic under the caption “Validity of the Securities” in the Prospectus and under the heading “General Information—Validity of the Notes” in the Prospectus Supplement referred to above. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Diana Alejandra Porras Luna
DIANA ALEJANDRA PORRAS LUNA

Head of the Legal Affairs Group of the
General Directorate of Public Credit and the National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia

EXHIBIT A

REPUBLIC OF COLOMBIA

MINISTRY OF FINANCE AND PUBLIC CREDIT

RESOLUTION No. 2577 OF JULY 11, 2006

“Whereby the Nation is authorized to issue, subscribe and place Public External Indebtedness Certificates in the international capital markets up to SEVEN HUNDRED AND FIFTY MILLION US DOLLARS OF THE UNITED STATES OF AMERICA (US 750,000,000), or its equivalent in other currencies and other provisions are taken”.

THE MINISTER OF FINANCE AND PUBLIC CREDIT

in use of his legal powers and specially those conferred by Articles 19 of Decree 2681 of 1993, and

WHEREAS:

Article 3 of Decree 2681 of 1993 authorizes the state entities to carry out public credit operations comprising, among others, the issuance, subscription and placement of national bond certificates;

Article 10 of Law 533 of 1999 sets forth that are considered as national bond certificates, the bonds and other securities with credit tenor and a period for their redemption, being issued by state entities;

Article 19 of Decree 2681 of 1993 sets forth that the issue and placement of national bond certificates on behalf of the Nation requires an authorization granted by the Ministry of Finance and Public Credit, which is to be granted upon the approval to be given by the National Council of Economic and Social Policies -CONPES- and the opinion of the Inter-parliamentary Commission of Public if it deals with Public External Indebtedness Certificates with a period over a year;

Article 24 of Law 185 of 1995, sets forth that for all purposes provided for in subsection 5 of Paragraph 2 of Article 41 of Law 80 of 1993, the Commission of Public Credit will render its preliminary opinion to go ahead with the relevant management for public credit transactions and a final opinion allowing to carry out thereof in each particular case. From the foregoing are excepted the transactions related to the issuance, subscription and placement of certificates and securities, for which purposes, the Commission of Public Credit will render its opinion just for once;

Pursuant to CONPES 3423 of June 1, 2006, the National Council of Economic and Social Policies –NCESP (CONPES)- rendered its favorable opinion to the Nation to contract Public External Credit Transactions up to an amount of US $ 2 BILLION or its equivalent in other currencies (US $ 2,000,000,000) to finance budgetary appropriations for FY2007 and FY2008;

Based on the favorable opinion rendered by the National Council of Economic and Social Policies –NCESP (CONPES)-, mentioned in previous recital, the Nation has not carried out the transactions related to Public External credit;

The Honorable Inter-parliamentary Commission of Public Credit, in session held on June 1, 2006, rendered its unanimously favorable opinion to the Nation - Ministry of Finance and Public Credit - to issue certificates in the international capital markets for an amount up to TWO BILLION US DOLLARS (US $ 2,000,000,000) or its equivalent in other currencies, intended to pre-finance and finance budgetary appropriations for FY2007;

Based on such authorization, the Nation has not issued Public External Indebtedness Certificates;

In line with provisions of article 16, letters c) and h) of Law 31 of 1992, through External Resolution 6 of June 2, 2006, the Board of Directors of Banco de la República indicated the general financial conditions to which the Nation must be bound to place Public External Indebtedness Certificates in the international capital markets, which proceeds are to finance budgetary appropriations for FY2007 and FY2008;

RESOLVES:

ARTICLE ONE.- To authorize the Nation-Ministry of Finance and Public Credit issue, subscribe and place Public External Indebtedness Certificates in the international capital markets up to SEVEN HUNDRED AND FIFTY MILLION US DOLLARS OF THE UNITED STATES OF AMERICA (US $ 750,000,000), or its equivalent in other currencies, intended to finance budgetary appropriations for FY2007;

ARTICLE TWO.- The Public External Indebtedness Certificates dealt with in previous Article will have the following characteristics, terms and conditions:

Maturity:	Over two years, depending on the market to be entered.

Interest rate:	Fixed- or variable rates according to market conditions on the date of placement, subject to the limits determined by the Board of Directors of Banco de la República.

Other charges and fees:	The ones corresponding to this sort of operations.

ARTICLE THREE.- The other terms, conditions and characteristics of the issue authorized hereby will be determined by the General Directorate of Public Credit of the Ministry of Finance and Public Credit.

ARTICLE FOUR.- To authorize the Nation to carry out the transactions connected to the public credit transaction described in Article 1 of this Resolution.

ARTICLE FIVE.- In line with provisions of Article 7 of Law 488 of 1998, the payment of principal, interest, fees and other charges related to the issue authorized hereby, will be tax-exempt from any national taxes, rates, imposts and levies only when such transaction is carried out with people who are non-resident or without legal residence in Colombia.

ARTICLE SIX.- The Nation - Ministry of Finance and Public Credit must comply to the other relevant regulations, in special those related to External Resolution No. 8 of 2000 of the Board of Directors of the Banco de la República and other concurrent provisions.

ARTICLE SEVEN.- This resolution is valid from the date of its publication in the Official Gazette, requisite which is deemed fulfilled with the order given by the Director General of Public Credit and the National Treasury of the Ministry of Finance and Public Credit, pursuant to provisions of Article 18 of Law 185 of 1995.

LET IT BE ENACTED AND ACCOMPLISHED

Given in Bogotá, D. C., as of July 11, 2006

(Signed)
ALBERTO CARRASQUILLA BARRERA
MINISTRY OF FINANCE AND PUBLIC CREDIT

EXHIBIT B

REPUBLIC OF COLOMBIA

MINISTRY OF FINANCE AND PUBLIC CREDIT

RESOLUTION No. 2649 OF JULY 21, 2006

“Whereby the amount authorized by Resolution 2577 of July 11, 2006, to issue, subscribe and place Public External Indebtedness Certificates in the international capital markets and other provisions are taken”

THE MINISTER OF FINANCE AND PUBLIC CREDIT

in use of his legal powers and specially those conferred by Article 19 of Decree 2681 of 1993, and

WHEREAS:

Resolution No. 2577 of July 11, 2006, authorized the Nation to issue, subscribe and place Public External Indebtedness Certificates in the international capital markets up to an amount of SEVEN HUNDRED AND FIFTY MILLION US DOLLARS OF THE UNITED STATES OF AMERICA (US $ 750,000,000), or its equivalent in other currencies and other provisions were taken;

Based on such authorization, the Nation has not issued Public External Indebtedness Certificates in the international capital markets;

Considering the favorable moment prevailing in the international capital markets and the great interest shown by investors to participate in a Republic of Colombia’s bond issuance, it is considered convenient to add the amount authorized by Resolution No. 2577 of July 11, 2006, in TWO HUNDRED AND FIFTY MILLION US DOLLARS OF THE UNITED STATES OF AMERICA (US $ 250,000,000), or its equivalent in other currencies, leaving a total authorized amount up to ONE BILLION US DOLLARS (US $ 1,000,000,000) or its equivalent in other currencies;

RESOLVES:

ARTICLE ONE.- To add the amount authorized by Article 1 of Resolution No. 2577 of July 11, 2006, in TWO HUNDRED AND FIFTY MILLION US DOLLARS OF THE UNITED STATES OF AMERICA (US $ 250,000,000), or its equivalent in other currencies, leaving a total authorized amount up to ONE BILLION US DOLLARS (US $ 1,000,000,000) or its equivalent in other currencies;

ARTICLE TWO.- The other terms, conditions and characteristics provided for in Resolution No. 2577 of July 11, 2006, will remain unchanged in substance.

ARTICLE THREE.- This resolution is valid from the date of its publication in the Official Gazette, requisite which is deemed fulfilled with the order given by the Director General of Public Credit, pursuant to provisions of Article 18 of Law 185 of 1995.

LET IT BE ENACTED AND ACCOMPLISHED

Given in Bogotá, D. C., as of July 21, 2006

(Signed)

ALBERTO CARRASQUILLA BARRERA

MINISTRY OF FINANCE AND PUBLIC CREDIT

EXHIBIT C

THE UNDERSIGNED TECHNICAL SECRETARY OF THE HONORABLE

INTERPARLIAMENTARY COMMISSION OF PUBLIC CREDIT

CERTIFIES THAT:

In session held on June 1, 2006, the Interparliamentary Commission of Public Credit has given unanimously its sole favorable opinion so that the Nation – Ministry of Finance and Public Credit – issue bonds in the international capital markets, up to an amount of US $ 2 billion or its equivalent in other currencies, intended to finance budgetary appropriations for FY2007.

(Signed)
DIANA ALEJANDRA PORRAS LUNA
TECHNICAL SECRETARY

Given in Bogotá D. C., as of June 1, 2006

EXHIBIT D

BANCO DE LA REPÚBLICA

EXTERNAL RESOLUTION Nº 6 OF 2006

(June 2)

Whereby the financial conditions to which the Republic must be subject to place bonds or securities of external public debt in the international capital markets are set forth.

THE BOARD OF DIRECTORS OF THE BANCO DE LA REPÚBLICA

In use of its legal and constitutional powers, in special those conferred by letters c) and h) of

Article 16 of Law 31 of 1992,

RESOLVES:

Article 1.- Without prejudice of the fulfillment of the other requisites set forth by the laws in force and in order to ensure the placement shall take place according to the market conditions, the securities in foreign currency up to an amount of US $ 2 billion or its equivalent in other currencies to be issued and placed by the Nation in the international capital markets and which proceeds shall be intended to finance budgetary allocations for FY2007 & FY2008, shall be subject to the financial conditions listed herein below:

PERIOD:	Over 2 (two) years according to the market to be accessed.

INTEREST:	Fixed or variable rates according to market conditions prevailing on the date of placement of securities, subject to the limits provided for by the Board of Directors of Banco de la República to the Ministry of Finance and Public Credit.

OTHER EXPENSES AND FEES:	Those ones corresponding to this sort of operations.

Paragraph.- Without the due fulfillment of the financial conditions provided for herein, the aforementioned certificates may not be offered or placed.

Article 2.- In addition to provisions of Article 1 above, the amount of the Nation’s foreign-currency denominated securities, denominated in foreign currency, being dealt with in External Resolution No. 8 which has not been issued or placed in 2006 may be used to carry out issuances and placements during 2007, under the financial conditions provided for by this Resolution, in order to finance budgetary appropriations for said Fiscal Year.

Article 3.- Whenever an issuance is scheduled to be made, the General Director of Public Credit shall report to the Board of Directors of Banco de la República. Likewise, the aforementioned officer will submit a report to the Banco de la República about the result of the placement of securities referred to herein within the 10 (ten) days after the date of issuance.

Article 4.- This resolution is valid as from the date of its publication.

Given in Bogotá, D. C., as of June 2, 2006.

(Signed)	(Signed)
ALBERTO CARRASQUILLA BARRERA	GERARDO HERNÁNDEZ CORREA
President	Secretary

EXHIBIT E

CONPES 3317 Document

National Council of Economic and Social Policies

Republic of Colombia

National Planning Department

AUTHORIZATION TO THE NATION TO GET AN EXTERNAL INDEBTEDNESS QUOTA UP TO US $ 2 BILLION OR ITS EQUIVALENT IN OTHER CURRENCIES TO FINANCE BUDGETARY APPROPRIATIONS FOR FY 2006-2007

Ministry of Finance and Public Credit

DNP: SC

Approved version

Bogotá, D.C., June 1, 2006

INTRODUCTION

Pursuant to provisions of Decree 2681 of 1993, this document is submitted before the NCESP the authorization to the Nation – Ministry of Finance and Public Credit – to contract, on the behalf of the Nation public external transactions through the international capital markets and the commercial banking up to an amount of US $ 2 billion or its equivalent in other currencies to finance the budgetary appropriations for FY2007-2008.

I.BACKGROUND

Conpes 3209 document of December 19, 2002, authorized the Nation to contract public external credit transactions up to an amount of US $ 1.054 billion or its equivalent in other currencies to finance budgetary appropriations for FY2003-2004.

Having made use of said transaction to finance public eternal credit transactions during 2003, at the beginning of FY 2004 there was an authorized and non-used quota of US $ 524 million. On January 24, 2004, the Ministry of Finance and Public Credit, based on such quota, issued external debt certificates in the international capital markets for US $ 500 million, due in 2024, leaving an available quota of US $ 24 million.

The Nation asked a new issuance quota in January 2004 to continue the financing of FY2004-2005. Conpes 3262 document of January 9, 2004, authorized the Nation to contract public external credit transactions up to an amount of US $ 1.450 billion (US $ 1.2 billion in bonds and US $ 250 million in external loans) or its equivalent in other currencies to finance budgetary appropriations for FY2004-2005.

Based on said quota, and on the authorized and non-used quota for bonds granted by CONPES 3209 document of September 20, 2004, the Nation issued external indebtedness certificates in the international capital markets on December 22, 2004; the Nation issued a global note denominated in COP for an mount of US $ 375 million on November 9. With these two transactions, the Nation exhausted the entirety of the quota granted by Conpes 3209 and US $ 851 million from the quota authorized by Conpes 3262, having left an authorized and non used quota of US $ 349 million from Conpes 3262.

On November 29, 2004, by means of document 3317, the Conpes approved a new quota to finance budgetary appropriations for FY2005-2006 for US $ 1.550 billion in the international capital markets.

With the remaining balance of US $ 346 million from Conpes 3262, the Nation – Ministry of Finance and Public Credit – reopened the Global TES Notes due in 2010, in the international capital markets, for US $ 125 million due on March 1, 2010, leaving an available quota of US $ 224 million from Conpes 3262. Likewise, on February 24, 2005, the Nation - Ministry of Finance and Public Credit – issued the Global TES Notes due on October 22, 2015, for US $ 325 million, exhausting the entirety of the quota of Conpes 3262 and spending US $ 101 million from Conpes 3317.

On May 17, 2005, based on the quota authorized and non used from Conpes 3317 for US $ 1.449 billion, the Nation - Ministry of Finance and Public Credit – issued Floating Rate Notes (FRN) for US $ 175 million due in 2013. Likewise, two notes were reopened: the Note -due in 2014- for US $ 500 million on July 19, 2005 - and the Global TES -due in 2015- for US $ 250 million, on December 21, 2005. Finally, on December 28, 2005, yen-denominated notes were issued due in December 2012 for an amount equivalent to US $ 200 million.

With these past operations it was fulfilled the financial requirements with external debt certificates for 2005 and all financial requirements for 2006 were met. However, given the rising of interest rates in the USA, the uncertainty arising from the presidential polls in Latin America and favorable conditions of spreads for Colombia nowadays, it is important to take preemptive measures in advance to mitigate future external shocks through the financing in advance a portion of the financial requirements for FY2007.

The issuance of external debt certificates requires the favorable opinion from the CONPES, the Interparliamentary Comissioón of Public Credit and the Banco de la República. As of today, the Ministry of Finance and Public Credit counts with favorable opinions issued by the Conpes, the Interparliamentary Comision of Public Credit and the Banco de la República to carry out issuances for US $ 324 million, US $ 750 million1 and US $ 270 million, respectively2.

Considering the foregoing, should the Nation carry out a transaction in the international capital markets to finance appropriations for 2006, it could do it up to a minimum available amount that counts currently with the favorable opinion from the three aforementioned entities; it means that there are US $ 270 million. However, if the Nation is willing to start the prior financing of FY2007, there is no an available quota granted by the above-mentioned state agencies.

Based on the foregoing fundamentals, the Ministry of Finance and Public Credit is currently managing a favorable opinion to get a quota to make an issuance in international markets to allow the financing in advance FY2007 financial requirements, considering the favorable windows being opened by the market.

II. MARKET BEHAVIOR

International capital markets have shown a favorable behavior and Colombia has taken advantage from these opportunities. Colombian spreads have reached historical minima, exceeding those of par countries. The Colombian Embi was at about 360 basic points in early 2005 and it is currently on 163 basic points.

[1]	It is necessary to make clear that US$ 750 million from the authorization granted by the Interparliamentary Commission of Public Credit (IPCPC) correspond to CONPES 3317.
[2]	These authorizations may be only used to finance budgetary appropriations for FY2006.

(See Chart 1)

Emerging markets bond index

Source: Bloomberg

Colombia has remained stable despite reference rates have grown substantially. Colombia must anticipate a greater steepening of reference curves by a pre-financing of FY2007 financial requirements.

Source: Bloomberg

III. FINANCIAL JUSTIFICACION FOR 2007

According to the estimate for next fiscal years, the financing target in the international capital markets amounts up to US $ 2 billion. The cash flow in US Dollars of the monthly program of the General Directorate of Public Credit and the National Treasury shows a high concentration in US Dollars during the first half of the year, especially for January and April.

Considering the foregoing, it is logical to expect that issuance program of notes in the international markets may adapt to payment profiles in US Dollars next year, together with the strategy for disbursements of loans from multilateral agencies which are traditionally concentrated during the two last quarters of the year.

IV. FINANCIAL PLAN

During the past 4 years, the Nation has taken measures in advance to mitigate probable external shocks through the prior positive financing of about 50 % of future budgetary requirements, obtaining thereby positive results on terms of financial conditions and perception on the part of the international markets. Based on the foregoing, it is fundamental to have capacity to prefinance a part of the funding requirements for 2007 and second half of 2006.

V. RECOMMENDATIONS

The Ministry of Finance and Public Credit and the National Planning Department recommend the CONPES to issue a favorable opinion for the Nation to contract transactions related to public external transactions up to an amount for US $ 2 billion or its equivalent in other currencies, to finance budgetary appropriations for FY2007 and FY2008.